 Exhibit 99.2
Explanatory Note
"Item 6. Selected Financial Data" set forth in this Exhibit 99.2 has been recast from the "Item 6. Selected Financial Data" included in Part 2 of the Company’s Annual Report on Form 10-K for the year ended October 29, 2017 as filed with the U.S. Securities and Exchange Commission on December 18, 2017 to retrospectively apply the adoption of the Financial Accounting Standards Board Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes, and ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, both of which the Company adopted in the first quarter of fiscal 2018.
Item 6. Selected Financial Data.
The selected financial data for each of the three fiscal years ended October 29, 2017, October 30, 2016 and November 1, 2015 has been derived from the audited consolidated financial statements included elsewhere herein. The selected financial data for the fiscal years ended November 2, 2014 and November 3, 2013 and certain consolidated balance sheet data as of November 1, 2015 and November 2, 2014 have been derived from audited consolidated financial statements not included herein. The following data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and the notes thereto included under “Item 8. Financial Statements and Supplementary Data.”

	2017		2016		2015		2014		2013(5)
	(In thousands, except per share data)
Sales	$1,770,278		$1,684,928		$1,563,693		$1,370,540		$1,308,395
Net income (loss)	$54,724	(1)	$51,027	(2)	$17,818	(3)	$11,185	(4)	$(12,885)	(6)
Net income (loss) applicable to common shares	$54,399	(1)	$50,638	(2)	$17,646	(3)	$11,085	(4)	$(12,885)	(6)
Earnings (loss) per common share:
Basic	$0.77		$0.70		$0.24		$0.15		$(0.29)
Diluted	$0.77	(1)	$0.70	(2)	$0.24	(3)	$0.15	(4)	$(0.29)	(6)
Cash flow from operating activities	$63,874		$68,479		$105,785		$34,104		$65,119
Total assets	$1,031,112		$1,025,396		$1,049,317		$739,025		$750,489
Total debt	$387,290		$396,051		$434,542		$233,709		$235,737
Stockholders’ equity	$305,247		$281,317		$271,976		$246,542		$252,758
Diluted average common shares	70,778		72,857		73,923		74,709		44,761	(7)
Note: The Company calculated the after-tax amounts below by applying the applicable statutory tax rate for the respective period to each applicable item.

(1)
Includes loss on sale of assets of $0.1 million ($0.1 million after tax), restructuring charges of $5.3 million ($3.2 million after tax), strategic development and acquisition related costs of $2.0 million ($1.2 million after tax), loss on goodwill impairment of $6.0 million ($3.7 million after tax), gain on insurance recovery of $9.7 million ($5.9 million after tax), and unreimbursed business interruption costs of $0.5 million ($0.3 million after tax).

(2)
Includes gain on sale of assets and asset recovery of $1.6 million ($1.0 million after tax), restructuring charges of $4.3 million ($2.6 million after tax), strategic development and acquisition related costs of $2.7 million ($1.6 million after tax), and gain from bargain purchase of $1.9 million (non-taxable).

(3)
Includes gain on legal settlements of $3.8 million ($2.3 million after tax), strategic development and acquisition related costs of $4.2 million ($2.6 million after tax), restructuring charges of $11.3 million ($6.9 million after tax), fair value adjustments to inventory of $2.4 million ($1.5 million after tax), and amortization of acquisition fair value adjustments of $8.4 million ($5.1 million after tax).

(4)
Includes gain on insurance recovery of $1.3 million ($0.8 million after tax), secondary offering costs of $0.8 million ($0.5 million after tax), foreign exchange losses of $1.1 million ($0.7 million after tax), strategic development and acquisition related costs of $5.0 million ($3.1 million after tax) and reversal of Canadian deferred tax valuation allowance of $2.7 million in fiscal 2014.

(5)	Fiscal 2013 includes 53 weeks of operating activity.

(6)
Includes debt extinguishment costs of $21.5 million ($13.2 million after tax) and proceeds from insurance recovery of $1.0 million ($0.6 million after tax) and unreimbursed business interruption costs of $0.5 million ($0.3 million after tax) in fiscal 2013.

(7)	In May 2013, the CD&R Funds converted all of their Preferred Shares into 54.1 million shares of our Common Stock.

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